                                                                     EXHIBIT 3.1

          |                                               FEDERAL IDENTIFICATION
          |                                               NO. 04-2372210
          |                                                   ------------------
          |
          |
----------|                THE COMMONWEALTH OF MASSACHUSETTS
Examiner  |
          |                      WILLIAM FRANCIS GALVIN
          |                  Secretary of the Commonwealth
          |       One Ashburton Place, Boston, Massachusetts 02108-1512
          |
          |
          |                RESTATED ARTICLES OF ORGANIZATION
          |             (GENERAL LAWS, CHAPTER 156B, SECTION 74)
----------|
Name      |
Approved  |
          | We,      JAMES C. BURROWS                               , *President
          |    -----------------------------------------------------
          |
          | and      PETER M. ROSENBLUM                                 , *Clerk
          |    ---------------------------------------------------------
          |
          | of       CHARLES RIVER ASSOCIATES INCORPORATED                     ,
          |   -----------------------------------------------------------------
          |                      (Exact name of corporation)
          |
          | located at  200 CLARENDON STREET, T-33, BOSTON, MA 02116           '
          |           ---------------------------------------------------------
          |             (Street address of corporation Massachusetts)
          |
          | do hereby certify that the following Restatement of the Articles of
          | Organization was duly adopted at a meeting held on   February 20,
          |                                                   -----------------
          | 1998  by a vote of the directors:
          | ----
          |
          |
 C    [ ] |                            ARTICLE I
 P    [ ] |
 M    [ ] |                 The name of the corporation is:
R.A.  [ ] |
          |              CHARLES RIVER ASSOCIATES INCORPORATED
          |
          |
          |
          |                            ARTICLE II
          |
          |        The purpose of the corporation is to engage in the
          |            following business activities:
          |
          |            SEE CONTINUATION SHEET II.A.
          |
          |
          |
          |
          |
----------| Note: If the space provided under any article or item on this form
P.C. | is insufficient, additions shall be set forth on separate 8 1/2 X 11 | sheets of paper with a left margin of a least 1 inch. Additions to
          | more than one article may be made on a single sheet so long as each | article requiring each addition is clearly indicated.
          |

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

-------------------------------|---------------------------------------------|
       WITHOUT PAR VALUE       |               WITH PAR VALUE                |
-------------------------------|---------------------------------------------|
    TYPE    | NUMBER OF SHARES |    TYPE    | NUMBER OF SHARES |  PAR VALUE  |
------------|------------------|------------|------------------|-------------|
 Common:    | 400,000          | Common:    |                  |             |
------------|------------------|------------|------------------|-------------|
            |                  |            |                  |             |
------------|------------------|------------|------------------|-------------|
 Preferred: |                  | Preferred: |                  |             |
------------|------------------|------------|------------------|-------------|
            |                  |            |                  |             |
------------|------------------|------------|------------------|-------------|


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

    NONE.



                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

    SEE CONTINUATION SHEET V.A.





                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


    SEE CONTINUATION SHEET VI.A.






Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

   200 CLARENDON STREET, T-33
   BOSTON, MA 02116

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                  NAME         RESIDENTIAL ADDRESS          POST OFFICE ADDRESS
President:

Treasurer:                 SEE CONTINUATION SHEET VIII.A.

Clerk:

Directors:









c. The fiscal year (i.e., tax year) of the corporation shall end on the last

   SATURDAY OF THE MONTH OF NOVEMBER.

d. The name and business address of the resident agent, if any, of the corporation is:

   NONE.

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

   NONE.



SIGNED UNDER THE PENALTIES OF PERJURY, this   24   day of   February       1998
                                           --------      --------------,   ----,


                       /s/ James C. Burrows                          *President,
--------------------------------------------------------------------,

                       /s/ Peter M. Rosenblum                            *Clerk.
------------------------------------------------------------------------,

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


                  ============================================

                  I hereby approve the within Restated
                  Articles of Organization and, the filing fee in the amount of $________ having been paid, said articles are deemed to have been filed with me this ___ day of ____________, 199__.


                  Effective Date:_____________________________








                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth







                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                            PETER M. ROSENBLUM, ESQ.
                      ------------------------------------
                            FOLEY, HOAG & ELIOT LLP
                      ------------------------------------
                            ONE POST OFFICE SQUARE
                      ------------------------------------
                            BOSTON, MA 02109
                      ------------------------------------

                      ------------------------------------
                      Telephone:  (617) 832-1151
                                --------------------------

                      Charles River Associates Incorporated

                        Restated Articles of Organization

                            Continuation Sheet II.A.

         To engage on its own behalf and for others in the business of research and development of an economic, demographic, scientific and sociological nature and to conduct research and development for commercial and governmental projects; and to buy, sell and distribute goods, wares and merchandise of every kind and description;

         To acquire, hold, dispose of, buy, sell, underwrite, handle on commission and otherwise deal in, and to guaranty, any shares of stocks, bonds, notes and obligations of and interests in corporations, joint-stock companies, trusts, associations, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might;

         To acquire, hold, use, dispose of buildings, plants, factories, mills, machinery, works and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein for the purposes of the foregoing businesses; patent rights and privileges, inventions, formulae, trademarks and names, secret processes or any right or interest therein; as a going business or otherwise, all or any part of the assets of any corporation, joint-stock company, trust, association, firm or person, and in such cases to assume all or any part of its or his liabilities;

         To carry on in connection with the foregoing any other business advantageous to the business of the corporation, and in general to do every act and thing and carry on every other business whatsoever, convenient or proper for the accomplishment of the purposes or for the carrying on of the business of the corporation, and to exercise all the powers conferred by the laws of Massachusetts upon business corporations; provided, however, that this corporation is not organized for any purpose excluded by section 2 of chapter 156 and acts in amendment thereof and in addition thereto.

                      Charles River Associates Incorporated

                        Restated Articles of Organization

                             Continuation Sheet V.A.

         1. No stockholder (or stockholder's legal representative) shall sell, assign, transfer or otherwise dispose of, whether by act of such stockholder (or stockholder's legal representative) or by operation of law, any share of the capital stock of the corporation or any beneficial interest therein without the written consent of the Board of Directors, except that the foregoing restrictions shall not apply to (i) transfers effected by operation of law resulting from the death of such stockholder and (ii) transfers by such stockholder (or stockholder's legal representative) to the corporation.

         2. No stockholder may sell, assign, transfer or otherwise dispose of, whether by act of such stockholder or by operation of law, any share of the capital stock of the corporation, or any beneficial interest therein, if, in the opinion of legal counsel to the corporation, such sale, assignment, transfer or other disposition might result in the termination of the corporation's S-corporation status for any reason (including by reason of creating more than the allowed number of shareholders under Section 1361 of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")).

         3. In the event of an attempted sale, assignment, transfer or other disposition by a stockholder ("Defaulting Holder") in violation of Paragraph 1 or Paragraph 2 above (a "Prohibited Transfer"), such Prohibited Transfer shall be null and void and shall not be recognized on the books and records of the corporation, and the Defaulting Holder shall retain the right to vote and receive distributions and shall continue to report the share of income or loss allocated by the corporation to such Defaulting Holder for tax purposes.

         4. These restrictions shall terminate upon the closing of any public offering of the corporation's securities pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended.

                      Charles River Associates Incorporated

                        Restated Articles of Organization

                            Continuation Sheet VI.A.


         This Corporation may become a partner in any general or limited partnership or in any joint venture or in any other business enterprise organized for the purpose of accomplishing any of the purposes contained in this Corporation's Articles of Organization.

                      Charles River Associates Incorporated

                        Restated Articles of Organization

                           Continuation Sheet VIII.A.

               Name                   Residential Address           Post Office Address
               ----                   -------------------           -------------------
President: James C. Burrows           75 Clairemont Road            200 Clarendon Street, T-33
                                      Belmont, MA 02178             Boston, MA 02116

Treasurer: Laurel E. Morrison         49 Lenox Street               (same as above)
                                      Newton, MA 02165

Clerk: Peter M. Rosenblum             143 Hobart Street             Foley, Hoag & Eliot LLP
                                      Newton Centre, MA 02159       One Post Office Square
                                                                    Boston, MA 02109

Directors: James C. Burrows           75 Clairemont Road            200 Clarendon Street, T-33
                                      Belmont, MA 02178             Boston, MA 02116

           William B. Burnett         404 N. Pitt Street            Suite 700, 600 13th Street, N.W.
                                      Alexandria, VA 22314          Washington, DC 20005

           Franklin M. Fisher         130 Mt. Auburn Street, #508   200 Clarendon Street, T-33
                                      Cambridge, MA 02138           Boston, MA 02116

           Firoze E. Katrak           6 Canal Park, #706            (same as above)
                                      Cambridge, MA 02141

           Carl Kaysen                41 Holden Street              (same as above)
                                      Cambridge, MA 02138

           Rowland T. Moriarty        105 Hundreds Road             (same as above)
                                      Wellesley Hills, MA 02181